                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  JULY 6, 2000


                               SILICON IMAGE, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                        000-26887                  77-0517246
(State or other                 (Commission File          (I.R.S. Employer
jurisdiction of                      Number)            Identification Number)
incorporation)


                  1060 EAST ARQUES AVENUE, SUNNYVALE, CA 94086
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


               Registrant's telephone number, including area code:
                                 (408) 616-4000

Item 2.  ACQUISITION OF ASSETS

         On July 6, 2000, the Registrant acquired DVDO, Inc. ("DVDO"), pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of May 19, 2000 (the "Agreement"). Under the terms of the Agreement, DVDO's shareholders received an aggregate of approximately 726,000 shares of the Registrant's Common Stock, and DVDO's optionholders received the right to purchase approximately 26,000 shares of the Registrant's Common Stock pursuant to the DVDO options that were assumed. The consideration given was determined by arms'-length negotiations between the parties. Prior to execution of the Agreement, there was no material relationship between DVDO and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         A copy of the press release announcing the closing of the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item  7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

                                  DVDO, INC.
                        INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----
Report of Independent Accountants.....................................  F-3

Balance Sheets........................................................  F-4

Statements of Operations..............................................  F-5

Statements of Shareholders' Deficit...................................  F-6

Statements of Cash Flows..............................................  F-7

Notes to Financial Statements.........................................  F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of DVDO, Inc.

       In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of DVDO, Inc. at December 31, 1998 and 1999, and for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP

San Jose, California
June 16, 2000, except as to Note 8
which is as of July 6, 2000

                                  DVDO, INC.
                                BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                          DECEMBER 31,
                                                                                 -------------------------------        MARCH 31,
                                                                                     1998                1999             2000
                                                                                 ------------        -----------       -----------
                                                                                                                       (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents                                                       $      41         $      287        $      160
    Accounts receivable, net                                                                1                268               362
    Prepaid expenses and other                                                             44                219               189
    Inventory                                                                               -                540               545
                                                                                 ------------        -----------       -----------
        Total current assets                                                               86              1,314             1,256

Property and equipment, net                                                               235                202               200
                                                                                 ------------        -----------       -----------

        Total assets                                                                $     321         $    1,516        $    1,456
                                                                                 ------------        -----------       -----------

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
SECURITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
    Accounts payable                                                                $     169          $     803        $    1,349
    Accrued expenses                                                                      123                676               607
    Notes payable                                                                           -                200               100
                                                                                 ------------        -----------       -----------
        Total current liabilities                                                         292              1,679             2,056

        Total liabilities                                                                 292              1,679             2,056
                                                                                 ------------        -----------       -----------

Commitments and contingencies (Note 7)

Redeemable convertible preferred securities (Note 4)                                    2,075              3,967             4,348
                                                                                 ------------        -----------       -----------

Shareholders' deficit:
    Common stock, 30,000,000 shares authorized; 9,000,000,
      10,860,000 and 11,099,000 shares issued and outstanding
      at December 31, 1998, 1999 and March 31, 2000 (unaudited), respectively               9                696             1,457
    Unearned compensation                                                                   -               (175)             (741)
    Accumulated deficit                                                                (2,055)            (4,651)           (5,664)
                                                                                 ------------        -----------       -----------
        Total shareholders' deficit                                                    (2,046)            (4,130)           (4,948)
                                                                                 ------------        -----------       -----------

           Total liabilities, redeemable convertible preferred securities
             and shareholders' deficit                                              $     321         $    1,516        $    1,456
                                                                                 ------------        -----------       -----------

   The accompanying notes are an integral part of these financial statements.

                                  DVDO, INC.
                            STATEMENT OF OPERATIONS
                                (IN THOUSANDS)

                                                        YEARS ENDED                 FOR THE THREE MONTHS ENDED
                                                       DECEMBER 31,                          MARCH 31,
                                             ----------------------------------  ----------------------------------
                                                  1998              1999              1999              2000
                                             ----------------  ----------------  ----------------  ----------------
                                                                                            (UNAUDITED)
Revenues                                         $         1       $     1,580        $        2       $       825

Cost of revenues                                           -               880                 1               785
                                             ----------------  ----------------  ----------------  ----------------

Gross profit                                               1               700                 1                40
                                             ----------------  ----------------  ----------------  ----------------

Operating expenses:
    Research and development                           1,603             1,997               513               639
    Sales and marketing                                    7               597               106               171
    General and administrative                           302               572                75               231
                                             ----------------  ----------------  ----------------  ----------------
        Total operating expenses                       1,912             3,166               694             1,041
                                             ----------------  ----------------  ----------------  ----------------

Loss from operations                                  (1,911)           (2,466)             (693)           (1,001)
                                             ----------------  ----------------  ----------------  ----------------

Other income and expenses:
    Interest income                                        5                 1                 -                 -
    Interest and other expense                            (2)             (131)               (2)              (12)
                                             ----------------  ----------------  ----------------  ----------------
        Total other income and expense                     3              (130)               (2)              (12)
                                             ----------------  ----------------  ----------------  ----------------

Net loss                                         $    (1,908)      $    (2,596)       $     (695)      $    (1,013)
                                             ----------------  ----------------  ----------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                                  DVDO, INC.
                     STATEMENTS OF SHAREHOLDERS' DEFICIT
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
            AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)
                                (IN THOUSANDS)


                                                    COMMON STOCK                                                 TOTAL
                                           --------------------------------    UNEARNED      ACCUMULATED     SHAREHOLDERS'
                                               SHARES           AMOUNT       COMPENSATION      DEFICIT          DEFICIT
                                           ---------------  --------------- --------------- ---------------  ---------------
Balances at December 31, 1997                       9,000       $        9       $       -      $     (147)      $     (138)

Net loss                                                -                -               -          (1,908)          (1,908)
                                           ---------------  --------------- --------------- ---------------  ---------------

Balances at December 31, 1998                       9,000                9               -          (2,055)          (2,046)

Exercise of stock options for cash                  1,860              133               -               -              133
Expense on options to consultants                       -               56               -               -               56
Unearned compensation                                   -              498            (498)              -                -
Amortization of unearned
    compensation                                        -                -             323               -              323
Net loss                                                -                -               -          (2,596)          (2,596)
                                           ---------------  --------------- --------------- ---------------  ---------------

Balances at December 31, 1999                      10,860              696            (175)         (4,651)          (4,130)

Exercise of stock options for cash
    (unaudited)                                       239               26               -               -               26
Expense on options to consultants
    (unaudited)                                         -               38               -               -               38
Unearned compensation (unaudited)                       -              697            (697)              -                -
Amortization of unearned
    compensation (unaudited)                            -                -             131               -              131
Net loss (unaudited)                                    -                -               -          (1,013)          (1,013)
                                           ---------------  --------------- --------------- ---------------  ---------------

Balances at March 31, 2000 (unaudited)             11,099       $    1,457       $    (741)     $   (5,664)      $   (4,948)
                                           ---------------  --------------- --------------- ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                                  DVDO, INC.
                           STATEMENTS OF CASH FLOWS
                               (IN THOUSANDS)


                                                                                  YEARS ENDED            FOR THE THREE MONTHS ENDED
                                                                                 DECEMBER 31,                       MARCH 31,
                                                                          ----------------------------  ----------------------------
                                                                            1998           1999           1999           2000
                                                                          -------------  -------------  -------------  -------------
                                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                               $    (1,908)   $    (2,596)    $     (695)   $    (1,013)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Amortization and depreciation                                               76             76              -             32
        Stock compensation and warrant expense                                       -            387            117            169
        Interest expense on stock subscriptions                                      -             98              -              -
        Reserve for doubtful accounts                                                -              -              -             30
        Changes in assets and liabilities:
           Accounts receivable                                                      (1)          (267)            (1)          (124)
           Prepaid expenses                                                        (41)          (175)           (72)            30
           Inventory                                                                 -           (540)             -             (5)
           Accounts payable                                                        143            634             82            546
           Accrued expenses                                                        123            553            205            (69)
                                                                          -------------  -------------  -------------  -------------
             Net cash used in operating activities                              (1,608)        (1,830)          (364)          (404)
                                                                          -------------  -------------  -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                            (299)           (43)             -            (30)
                                                                          -------------  -------------  -------------  -------------
             Net cash used in investing activities                                (299)           (43)             -            (30)
                                                                          -------------  -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of redeemable convertible preferred stock,
      net of issuance costs                                                        370          1,111              -            381
    Proceeds from issuance of common stock                                           -            133             38             26
    Proceeds from issuance of stock subscriptions for redeemable
      convertible preferred stock                                                1,085            675            300              -
    Proceeds from (repayment of) notes payable                                       -            200            100           (100)
                                                                          -------------  -------------  -------------  -------------
             Net cash provided by financing activities                           1,455          2,119            438            307
                                                                          -------------  -------------  -------------  -------------

Net increase (decrease) in cash and cash equivalents                              (452)           246             74           (127)

Cash and cash equivalents at beginning of period                                   493             41             41            287
                                                                          -------------  -------------  -------------  -------------

Cash and cash equivalents at end of period                                 $        41    $       287    $       115    $       160
                                                                          -------------  -------------  -------------  -------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
    Cash paid for interest                                                 $         -    $        33    $         2    $        12
                                                                          -------------  -------------  -------------  -------------

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
    Preferred stock warrants issued in connection with services rendered   $         -    $         8    $         -    $         -
                                                                          -------------  -------------  -------------  -------------
    Interest expense on stock subscriptions                                $         -    $        98    $         -    $         -
                                                                          -------------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

       DVDO, Inc. (the "Company") was incorporated in California in August, 1997. The Company designs, manufactures and markets chip and system level technology for the existing and next generation of mass-market consumer electronics video, internet enabled and interactive set-top products.

USE OF ESTIMATES

       The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM RESULTS

       The accompanying interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and March 31, 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and its cash flows as of March 31, 2000 and for the three months ended March 31, 2000 and March 31, 1999. The financial data and other information disclosed in the these notes to financial statements related to these periods are unaudited. The results for the three months ended March 31, 2000 and March 31, 1999 are not necessarily indicative of the results to be expected for the respective full year.

REVENUE RECOGNITION

       The Company recognizes revenue from product sales upon shipment if a signed purchase order exists, the fee is fixed and determinable and collection of the resulting receivable is probable. Estimated sales returns and warranty costs are recorded at the time the product revenue is recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value due to their short maturities.

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments having a maturity of three months or less on the date of purchase to be cash equivalents.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

INVENTORY

       Inventory is stated at the lower of cost, using the first in first out method, or market.

PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets, generally three years. Assets held under capital leases are amortized using the straight-line method over the shorter of the lease term or the estimated useful life.

IMPAIRMENT OF LONG-LIVED ASSETS

       The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. As of December 31, 1999, the Company does not consider any assets to be impaired.

SEGMENT INFORMATION

       The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates in one business segment, primarily in the United States.

RESEARCH AND DEVELOPMENT

       Research and development expenditures are charged to expense as incurred.

ADVERTISING EXPENSE

       The Company accounts for advertising costs as expense in the period in which they are incurred. Advertising expense for the years ended December 31, 1998 and 1999 was zero and $92,000, respectively.

STOCK-BASED COMPENSATION

       The Company accounts for stock compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, stock compensation is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's common stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. Expense associated with stock-based compensation is amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Boards ("FASB") Interpretation No. 28.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

COMPREHENSIVE INCOME

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components and is effective for periods beginning after December 15, 1997. To date, the Company has not had any transactions that are required to be reported as items of other comprehensive income.

RECENTLY ISSUED ACCOUNTING STANDARDS

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 establishes a model for accounting for derivative and hedging activities and supercedes and amends a number of existing accounting standards. SFAS No. 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a deferred item depending on the type of hedge relationship that exists with respect to such derivative. To date, the Company has not engaged in derivative or hedging activities.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of the operations of the Company.

CONCENTRATION OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments (including money market accounts) and accounts receivable. The Company places its cash and cash equivalents with a major financial institution and such deposits may exceed federally insured limits.

       The Company performs ongoing credit evaluations of its customers' financial condition. The Company does not generally require collateral, and will reserve for potential credit losses on customer accounts when deemed necessary. At December 31, 1998, one customer accounted for 100% of product revenue and gross accounts receivable. In 1999, no customers accounted for 10% of product revenue. At December 31, 1999, four customers accounted for 20.3%, 14.3%, 13.8% and 10.8% of gross accounts receivable. At December 31, 1998 and 1999, the Company did not have an allowance for doubtful accounts. The allowance for doubtful accounts at March 31, 2000 was $30,000 (unaudited).

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 2 - RELATED PARTY TRANSACTIONS:

       The Company entered into two short-term note payable agreements with a founder and a consultant on February 4, 1999 and April 1, 1999 for $100,000 each, respectively. The notes bear interest at the commercial lending rate plus 1% (9.5% at December 31, 1999) and are payable in full on February 4, 2000 and April 1, 2000, respectively. The aggregate principal amount outstanding on these notes at December 31, 1999 is $200,000.


NOTE 3 - BALANCE SHEET COMPONENTS:


                                                                   DECEMBER 31,
                                                         ----------------------------------     MARCH 31,
                                                              1998              1999              2000
                                                         ---------------   ----------------  ----------------
                                                                  (IN THOUSANDS)               (UNAUDITED)
                                                                                             (IN THOUSANDS)
PREPAID EXPENSES:
    Prepaid engineering design costs                          $      26          $     165         $       -
    Other prepaid expenses                                           18                 54               189
                                                         ---------------   ----------------  ----------------
                                                              $      44          $     219         $     189
                                                         ---------------   ----------------  ----------------
INVENTORY:
    Work in progress                                          $       -          $     440         $     181
    Finished goods                                                    -                100               364
                                                         ---------------   ----------------  ----------------
                                                              $       -          $     540         $     545
                                                         ---------------   ----------------  ----------------
PROPERTY AND EQUIPMENT:
    Computers and software                                    $     211          $     220         $     235
    Furniture and equipment                                         101                135               150
                                                         ---------------   ----------------  ----------------
                                                                    312                355               385
    Less: Accumulated depreciation                                  (77)              (153)             (185)
                                                         ---------------   ----------------  ----------------
                                                              $     235          $     202         $     200
                                                         ---------------   ----------------  ----------------
ACCRUED EXPENSES:
    Employee benefit and compensation accrual                 $     123          $     612         $     517
    Other accrued expenses                                            -                 64                90
                                                         ---------------   ----------------  ----------------
                                                              $     123          $     676         $     607
                                                         ---------------   ----------------  ----------------

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)



NOTE 4 - REDEEMABLE CONVERTIBLE PREFERRED SECURITIES:

       The articles of incorporation of the Company, as amended, authorize 12,000,000 shares of redeemable convertible preferred stock of which 3,194,000 shares have been designated for Series A Redeemable Convertible Preferred Stock and 8,000,000 shares have been designated for Series B Redeemable Convertible Preferred Stock. A summary of redeemable convertible preferred securities is as follows:



                                                                                            DECEMBER 31,
                                                                                  ---------------------------------
                                                                                       1998             1999
                                                                                  ---------------- ----------------
                                                                                          (IN THOUSANDS)
Series A Redeemable Convertible Preferred Stock,
    3,194,000 Series A shares issued and outstanding at
    December 31, 1998 and 1999 (liquidation value of $990,000 at
    December 31, 1999)                                                                  $     990        $     990
Preferred Stock Subscriptions for Redeemable Convertible Preferred Stock                    1,085                -
Series B Redeemable Convertible Preferred Stock,
    zero and 3,855,000 Series B shares issued and outstanding at December 31,
    1998 and 1999 (liquidation value of $3,007,000 at December 31, 1999)                        -            2,605
Redeemable Convertible Preferred Stock Warrants - Series B                                      -              372
                                                                                  ---------------- ----------------
                                                                                       $    2,075       $    3,967
                                                                                  ---------------- ----------------

SERIES A AND B REDEEMABLE CONVERTIBLE PREFERRED STOCK

       The holders of Series A and B Redeemable Convertible Preferred Stock have various rights and preferences as follows:

VOTING

       The holders of the Series A and B Redeemable Convertible Preferred Stock are entitled to vote, together with the holders of Common Stock, on all matters submitted to stockholders for a vote. Each stockholder of Series A and B Redeemable Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A and B Redeemable Convertible Preferred Stock is convertible at the time of such vote.

DIVIDENDS

       Holders of Series A and B Redeemable Convertible Preferred Stock are entitled to receive noncumulative dividends, when and if declared by the Board of Directors, and out of funds legally available, at the per annum rate of $0.0248 and $0.0624 per share, respectively, before any dividend is declared or paid on shares of Common Stock. Through December 31, 1999, no dividends have been declared or paid by the Company.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

LIQUIDATION

       In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's common stock and redeemable convertible preferred stock do not own a majority of the outstanding shares of the surviving, purchasing, or newly resulting corporation, the holders of Series A and B Redeemable Convertible Preferred Stock are entitled to receive an amount per share equal to the original issue price plus, any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. Thereafter, the remaining assets, if any, shall be distributed on a pro rata basis to the holders of common stock in an aggregate amount equal to the first distribution paid to the preferred shareholders. After the holders of common stock receive such distribution, then the remaining assets, if any, shall be distributed to preferred and common shareholders in proportion to common stock equivalents held. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably to the Series A and B Redeemable Convertible Preferred Shareholders, in proportion to the respective amounts that would be payable on the shares held by them if their respective preference amounts were paid in full.

CONVERSION

       Each share of redeemable convertible preferred stock is convertible into shares of the Company's Common Stock, upon the earlier of (i) the date specified by vote of holders of at least 66 2/3% of the then outstanding shares of Redeemable Convertible Preferred Stock, (ii) the closing of an under written public offering registered under the Securities Act of 1993, at an aggregate public offering price of not less than $10,000,000 prior to underwriting discounts, commissions and expenses or (iii) a proposed business combination, consolidation or merger of the Corporation with or into another corporation, or a proposed sale or transfer to another corporation of all or substantially all of the assets of the Corporation on the earlier of (a) the record date, if any, for voting by holders of Common Stock on such event, and (b) the date of such event. Each share of Series A and B Redeemable Convertible Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Series A and B conversion price in effect at the time of conversion into the Series A and B original issue price of $0.31 and $0.78, respectively for each share of Series A and B being converted. The Series A and B Redeemable Convertible Preferred Stock conversion price shall be subject to adjustments from time to time in certain instances.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

STOCK SUBSCRIPTIONS FOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

       During 1998 and 1999, the Company issued stock subscriptions for $1,085,000 and $675,000, respectively. The stock subscriptions plus accrued interest are mandatorily convertible into Series B Redeemable Convertible Preferred Stock based upon the future issuance price of Series B, or if the Series B was not issued by certain dates, convertible into Series A on a $0.31 per share basis. Stock subscriptions issued during 1998 bore interest at 5.26% per annum and issuance rights for Redeemable Convertible Preferred Stock Warrants up to 75% of the stock subscription proceeds. Stock subscriptions issued during 1999 bore interest at 7.50% per annum and issuance rights for Redeemable Convertible Preferred Stock Warrants up to 100% of the stock subscription proceeds. In December 1999, the Company converted the stock subscriptions and accrued interest into 2,382,000 shares of Series B Redeemable Convertible Preferred Stock upon the closing of the Series B round. The stock subscriptions were not repayable in cash to the investors.

REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS - SERIES B

       During 1999, in connection with the conversion of the stock subscriptions for Series B Redeemable Convertible Preferred Stock, the Company granted immediately exercisable warrants to purchase 1,877,000 shares of Series B Redeemable Convertible Preferred Stock at $0.78 per share. The estimated fair value of the warrants is $364,000. The warrants expire on the earlier of (i) December 31, 2000, (ii) the closing of the initial public offering of the Company's Common Stock or, (iii) the sale of all or substantially all the capital stock, or substantially all the assets of the Company in a merger, business combination or other form of business transaction in which the Company's shareholders' do not own at least a majority of the outstanding voting securities of the surviving corporation.

       During 1999, for services rendered, the Company granted a warrant to purchase 25,000 shares of Series B Redeemable Convertible Preferred Stock at $0.78 per share. The estimated fair value of the warrants of $8,000 was fully expensed. The warrants became exercisable when the amended and restated Articles of Incorporation were filed authorizing the Company to issue Series B Redeemable Convertible Preferred Stock. The warrants will expire on April 1, 2001.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 5 - STOCKHOLDER'S EQUITY:

       The Company has authorized 30,000,000 shares of Common Stock. The Company issued to founders, common stock subject to repurchase rights. The Company has the right to repurchase all or any portion of the unvested shares of Common Stock at the original purchase price, with such rights expiring over a three year vesting period. During the year ended December 31, 1997, the Company sold 9,000,000 shares of Common Stock to founders for a total of $9,000. Termination of the Corporation's repurchase option will accelerate upon the earlier of (i) a merger or acquisition in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent or more of the Company's outstanding voting stock is transferred to holders different from those holding such stock immediately prior to the merger. At December 31, 1999, 2,025,000 shares of the Common Stock issued to founders were subject to the Company's repurchase option.

STOCK OPTION PLAN

       In October 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") which provides for the granting of stock options to employees, directors and consultants of the Company. Options granted under the 1997 Stock Plan may be either incentive stock options ("ISO's") or non qualified stock options ("NSO's"). ISO's may only be granted to employees of the Company, including directors who are also employees. NSO's may be granted to employees, consultants and directors who are not employees. In accordance with the 1997 Plan, the stated exercise price, as determined by the Board of Directors, (i) shall not be less than 100% and 85% of the estimated fair market value of Common Stock on the date of grant for ISO's and NSO's, respectively, and (ii) shall not be less than 110% and 100% of the estimated fair value of the shares on the date of grant for ISO's and NSO's, respectively, granted to a 10% shareholder. The 1997 Plan provides that the options shall be exercisable over a period not to exceed ten years and the options generally vest over a period of three years. In October 1998, the 1997 Plan was amended to allow options to be exercised prior to vesting. The Company has the right to repurchase such shares at their original price if the optionee is terminated from service prior to vesting. Such rights expire as the options vest over the vesting period. The Company has reserved 4,000,000 shares of Common Stock for issuance under the 1997 Plan.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

       The following table summarizes activity under the Company's 1997 Plan from January 1, 1998 through December 31, 1999:


                                                                   OPTIONS OUTSTANDING
                                                            ----------------------------------
                                                                                  WEIGHTED
                                              SHARES                              AVERAGE
                                           AVAILABLE FOR       NUMBER OF          EXERCISE
                                               GRANT            SHARES             PRICE
                                          ----------------  ----------------   ---------------
                                          (IN THOUSANDS)    (IN THOUSANDS)
Balances at January 1, 1998                         2,000                 -         $       -

    Granted                                          (815)              815              0.03
    Cancelled                                         100              (100)             0.03
                                          ----------------  ----------------

Balance at December 31, 1998                        1,285               715              0.03

    Additional shares reserved                      2,000                 -                 -
    Granted                                        (1,448)            1,448              0.10
    Exercised                                           -            (1,860)             0.07
    Cancelled                                         130              (130)             0.10
                                          ----------------  ----------------

Balances, December 31, 1999                         1,967               173        $     0.10
                                          ----------------  ----------------

       At December 31, 1999, options for 1,006,000 shares were vested and exercisable and options for 892,000 unvested shares had been exercised and remain subject to the Company's repurchase rights.

OPTION DATA

       The following table summarizes information about stock options outstanding at December 31, 1999:


                                  OPTIONS OUTSTANDING                     OPTIONS CURRENTLY EXERCISABLE
                   ---------------------------------------------------  ----------------------------------
                                        WEIGHTED
                                         AVERAGE          WEIGHTED                           WEIGHTED
                                        REMAINING         AVERAGE                             AVERAGE
    EXERCISE          NUMBER OF        CONTRACTUAL        EXERCISE         NUMBER OF         EXERCISE
     PRICE             SHARES         LIFE (YEARS)         PRICE            SHARES             PRICE
-----------------  ----------------  ----------------  ---------------  ----------------  ----------------
                    (IN THOUSANDS)                                       (IN THOUSANDS)
      $     0.10               173        9.42             $     0.10               173        $     0.10
                   ----------------                                     ----------------

                               173                                                  173
                   ----------------                                     ----------------

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

       The weighted average fair value at the date of grant for options granted was $0.01 and $0.44 per option during 1998 and 1999, respectively. The fair value of options at the date of grant was estimated on the date of grant based on the minimum value method using the Black-Scholes pricing model and using the following assumptions:

                                                       YEARS ENDED DECEMBER 31,
                                                ----------------------------------
                                                       1998              1999
                                                ----------------  ----------------
Risk-free interest rate                                   5.59%             4.80%
Expected life (years)                                         3                 3
Dividend yield                                        $       -         $       -

PRO FORMA EXPENSE

       Had compensation cost for the 1997 Plan been determined based on the fair value at the grant dates for the awards under a method prescribed be SFAS No. 123, the pro forma net loss for the years ended December 31, 1998 and 1999 would have been $(1,908,000) and $(2,609,000), respectively.

STOCK COMPENSATION

       During the year ended December 31, 1999, the Company granted options to employees and recognized unearned stock compensation of $498,000. Such unearned stock compensation will be amortized using an accelerated method over the vesting period and may decrease due to employees that terminate service prior to vesting.

OPTIONS TO CONSULTANTS

       During the year ended December 1999, the Company granted options to purchase 148,000 shares of Common Stock to consultants with a weighted average exercise price of $0.10 per share. The charge related to options granted to consultants is calculated at the end of each reporting period based upon the Black-Scholes model, which approximates fair value and is amortized based on the term of the consulting agreement or service period. The amount of the charge in each period can fluctuate depending on the Company's stock price and volatility.


NOTE 6 - INCOME TAXES:

       At December 31, 1999, the Company had approximately $3,436,000 of federal and state net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2019 for federal and 2004 for state tax purposes, respectively.

       The Company's ability to utilize its net operating loss carryforwards to offset future taxable income may be subject to limitations attributable to equity transactions that result in changes in ownership as defined in the Tax Reform Act of 1986. These restrictions may limit, on an annual basis, the Company's future use of its net operating loss carryforwards.

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

       Deferred tax assets comprise the following (in thousands):


                                                           DECEMBER 31,
                                                 ----------------------------------
                                                      1998              1999
                                                 ----------------  ----------------
Net operating loss carryforward                        $     622        $    1,359
Depreciation and amortization                                155               146
Reserves and accruals                                         39               134
Research and development credit                              116               249
Other                                                          8                 9
                                                 ----------------  ----------------
Gross deferred tax asset                                     940             1,897
Valuation allowance                                         (940)           (1,897)
                                                 ----------------  ----------------

    Net deferred tax assets                            $       -         $       -
                                                 ----------------  ----------------

       The deferred tax assets valuation allowance at December 31, 1998 and 1999 is attributable to federal and state deferred tax assets. Management believes that sufficient uncertainty exists with regard to the realizability of these tax assets such that a full valuation allowance is necessary. These factors include the lack of a significant history of consistent profits and the lack of carryback capacity to realize these assets. Based on this absence of objective evidence, management is unable to assert that it is more likely than not that the Company will generate sufficient taxable income to realize the Company's net deferred tax assets.

       Reconciliation of the statutory federal income tax to the Company's effective tax:


                                                          DECEMBER 31,
                                                ----------------------------------
                                                     1998              1999
                                                ----------------  ----------------
Tax at federal statutory rate                         34%               34%
State rates, net of federal benefit                   8%                8%
Change in valuation allowance                        (46)%             (39)%
Other                                                 4%               (3)%
                                                ----------------  ----------------

Provision for taxes                                   -%                -%
                                                ----------------  ----------------

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES:

LEASE OBLIGATIONS

       The Company leases certain equipment and its facility under various noncancelable operating leases.

       Future minimum lease payments under operating leases as of December 31, 1999 are as follows (in thousands):


YEAR ENDED                                                    OPERATING
DECEMBER 31,                                                    LEASES
------------                                                -------------
                                                            (IN THOUSANDS)
2000                                                             $     138
2001                                                                    28
2002                                                                     4
2003                                                                     3
2004                                                                     -
                                                           ----------------
Total minimum payments                                           $     173
                                                           ----------------


       Rent expense was $64,000 and $111,000 for the years ended December 31, 1998 and 1999, respectively.

NOTE 8 - SUBSEQUENT EVENTS:

ACQUISITION BY SILICON IMAGE, INC.

       On March 30, 2000, the Company entered into a definitive agreement to be acquired by Silicon Image, Inc., a publicly-held provider of high-bandwidth semiconductor solutions. The transaction will be accounted for as a purchase. With valuation collars on the transaction through the closing, a total of approximately 643,000 shares of Silicon Image, Inc., common stock will be exchanged for all of the Company's preferred stock and common stock. In addition, approximately 109,000 shares of Silicon Image, Inc. common stock will be issued or reserved in exchange for the Company's outstanding unvested founders common stock and unvested options to acquire common stock. The transaction was completed on July 6, 2000.

ISSUANCE OF SERIES B

       In January 2000, the Company issued 360,000 shares of Series B Redeemable Convertible Preferred Stock at a price of $0.78 per share, for net proceeds to the Company of $281,000.

REPAID NOTES PAYABLE

       In February 2000 and April 2000, the Company repaid promissory notes of $200,000 which were outstanding at December 31, 1999 (see Note 2).

                                  DVDO, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

WARRANTS

       On March 31, 2000, the holders of 128,000 warrants to purchase shares of Series B Redeemable Convertible Preferred Stock exercised their right to purchase such shares at $0.78 per share, resulting in total cash proceeds to the Company of $100,000.

SECURED PROMISSORY NOTE

       On June 22, 2000, the Company entered into a Secured Promissory Note with Silicon Image, Inc., for $250,000. The note accrues interest at 8% per annum, includes no repayment penalties and grants Silicon Image, Inc., the rights to the Company's intellectual property as collateral until such period as the loan is repaid or December 15, 2000, which ever is sooner.

(b) UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Silicon Image, Inc of all outstanding shares of DVDO, Inc. in a transaction to be accounted for as a purchase.

The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to this acquisition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the acquisition as if it had occurred on January 1, 1999.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Silicon Image included in its Form 10-K and Form 10-Q filed March 30, 2000 and May 15, 2000, respectively, with the Securities and Exchange Commission and the historical financial statements of DVDO included in this Form 8-K.

                             SILICON IMAGE, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF MARCH 31, 2000
                                (IN THOUSANDS)


                                                                  SILICON                      PROFORMA         PROFORMA
                                                                   IMAGE          DVDO       ADJUSTMENTS        BALANCES
                                                                 ---------       -------     -----------       -----------
ASSETS
Current assets:
     Cash and cash equivalents                                   $ 37,857        $  160      $      -            $ 38,017
     Short-term investments                                        23,802             -             -              23,802
     Accounts receivable, net                                       2,383           362             -               2,745
     Inventory                                                      2,118           545             -               2,663
     Prepaid expenses and other current assets                      1,626           189             -               1,815
                                                                 ---------       -------     -----------       -----------
        Total current assets                                       67,786         1,256             -              69,042
Property and equipment, net                                         2,073           200             -               2,273
Goodwill and other intangibles                                          -             -        24,598  (A)         24,598
Other assets                                                          884             -             -                 884
                                                                 ---------       -------     -----------       -----------
        Total assets                                             $ 70,743        $1,456      $ 24,598            $ 96,797
                                                                 =========       =======     ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                            $  2,808        $1,349      $      -            $  4,157
     Accrued liabilities                                            4,619           607           500  (A)          5,726
     Capital lease obligations, current                               508             -             -                 508
     Deferred margin on sales to distributors                       3,687             -             -               3,687
     Note payable                                                       -           100             -                 100
                                                                 ---------       -------     -----------       -----------
        Total current liabilities                                  11,622         2,056           500              14,178

Capital lease obligations, long-term                                  401             -             -                 401
                                                                 ---------       -------     -----------       -----------
        Total liabilities                                          12,023         2,056           500              14,579

Commitments and contingencies
Redeemable convertible preferred stock                                  -         4,348        (4,348) (B)              -

Stockholders' equity
     Common stock                                                      26         1,457        (1,457) (B)             27
                                                                                                    1  (A)
     Additional paid-in capital                                    88,871             -        31,906  (A)        125,674
                                                                                                4,897  (C)
     Note receivable from stockholder                              (1,248)            -             -              (1,248)
     Unearned compensation                                         (6,715)         (741)          741  (B)        (11,612)
                                                                                               (4,897) (C)
     Accumulated (deficit)                                        (22,214)       (5,664)        5,664  (B)        (30,623)
                                                                                               (8,409) (E)
                                                                 ---------       -------     -----------       -----------
        Total stockholder's equity                                 58,720        (4,948)       28,446              82,218
                                                                 ---------       -------     -----------       -----------
        Total liabilities and stockholder's equity               $ 70,743        $1,456      $ 24,598            $ 96,797
                                                                 =========       =======     ===========       ===========

                               SILICON IMAGE, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             SILICON                              PROFORMA        PROFORMA
                                                              IMAGE            DVDO              ADJUSTMENTS      BALANCES
                                                             --------         --------           -----------      --------
Revenue:
  Product revenue                                            $ 10,104         $   825            $     -          $ 10,929
  Development and license revenue                                   -               -                  -                 -
                                                             --------         --------           -----------      --------
Total revenue                                                  10,104             825                  -            10,929

Cost and operating expenses:
  Cost of product revenue                                       3,689             785                  -             4,474
  Research and development                                      2,754             639                                3,393
  Selling, general and administrative                           3,890             402                                4,292
  Stock compensation and warrant expense                        2,455               -                238  (C)        2,693
  Amortization of goodwill and other intangibles                    -               -              2,075  (D)        2,075
                                                             --------         --------           -----------      --------
    Total cost and operating expenses                          12,788           1,826              2,313            16,927
                                                             --------         --------           -----------      --------

Loss from operations                                           (2,684)         (1,001)            (2,313)           (5,998)
Interest income                                                   977               -                  -               977
Interest expense and other, net                                   (35)            (12)                 -               (47)
                                                             --------         --------           -----------      --------

Net loss before provision for income taxes                     (1,742)         (1,013)            (2,313)           (5,068)

Provision for income taxes                                        (71)              -                  -               (71)
                                                             --------         --------           -----------      --------
Net loss                                                     $ (1,813)       $ (1,013)           $ (2,313)        $ (5,139)
                                                             ========        =========           ===========      ========

Net loss per share:
  Basic and diluted                                          $  (0.08)                                            $  (0.21)
                                                             ========                                             ========
  Weighted average shares                                      24,010                                674            24,684
                                                             ========                            ===========      ========

                               SILICON IMAGE, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             SILICON                         PROFORMA            PROFORMA
                                                              IMAGE           DVDO         ADJUSTMENTS           BALANCES
                                                             --------        -------       -----------           --------
Revenue:
  Product revenue                                            $ 20,669        $ 1,580          $      -           $ 22,249
  Development and license revenue                                 575              -                 -                575
                                                             --------        -------       -----------           --------
Total revenue                                                  21,244          1,580                 -             22,824

Cost and operating expenses:
  Cost of product revenue                                       7,985            880                 -              8,865
  Research and development                                      7,168          1,997                                9,165
  Selling, general and administrative                           8,110          1,169                                9,279
  Stock compensation and warrant expense                        6,678              -             2,993  (C)         9,671
  Amortization of goodwill and other intangibles                    -              -             8,295  (D)         8,295
                                                             --------        -------       -----------           --------
    Total cost and operating expenses                          29,941          4,046            11,288             45,275
                                                             --------        -------       -----------           --------

Loss from operations                                           (8,697)        (2,466)          (11,288)           (22,451)
Interest income                                                 1,250              1                                1,251
Interest expense and other, net                                  (174)          (131)                                (305)
                                                             --------        -------       -----------           --------

Net loss before provision for income taxes                     (7,621)        (2,596)          (11,288)           (21,505)
Provision for income taxes                                          -              -                                    -
                                                             --------        -------       -----------           --------
Net loss                                                     $ (7,621)       $(2,596)        $ (11,288)          $(21,505)
                                                             ========        ========      ===========           ========
Net loss per share:
  Basic and diluted                                          $  (0.75)                                           $  (2.00)
                                                             ========                                            ========
  Weighted average shares                                      10,096                              649             10,745
                                                             ========                      ===========           ========

NOTE 1 - BASIS OF PRESENTATION:


     Silicon Image, Inc ("the Company") acquired DVDO, Inc. ("DVDO") on July 6, 2000 for a total purchase price of $32.4 million in a transaction to be accounted for as a purchase. The Company exchanged approximately 643,000 shares of Silicon Image common stock with a fair value of approximately $31.7 million for all of the outstanding stock of DVDO. In addition, the Company issued approximately 83,000 shares of restricted stock subject to repurchase rights. The common stock was valued using the Company's average stock price for the five-day period ending July 6, 2000. The average price was $49.33. Silicon Image also assumed outstanding stock options to purchase approximately 26,000 shares of common stock of which the fair value component of the options of approximately $172,000 will be included in the purchase price. Direct transaction costs related to the merger are estimated to be approximately $500,000. In addition, Silicon Image will record $4.9 million of unearned compensation related to the intrinsic value of assumed unvested stock options and unvested restricted stock.

     The acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair value. The pro forma financial information has been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of DVDO based on preliminary estimates of their fair values from an independent appraisal. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations have been completed. Silicon Image does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation.

     The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to the acquisition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the acquisition as if it had occurred on January 1, 1999.

      The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

NOTE 2 - PURCHASE PRICE ALLOCATION:

     The unaudited pro forma combined information reflects a total purchase price of $32.4 million from approximately 643,000 shares of common stock, the fair value component of options to acquire approximately 26,000 shares of common stock and acquisition related expenses, consisting primarily of investment advisory, legal and other professional service fees. The options were valued using the Black-Scholes option pricing model, applying an average expected life of 2.75 years, a weighted average risk-free interest rate of 6.28%, an expected dividend yield of zero percent, a volatility of 75% and a deemed fair value of $49.33. In accordance with Financial Accounting Standards Board Interpretation Number 44 (FIN 44), the fair value component of these options, totaling approximately $172,000, is allocated to the purchase price. The intrinsic value of these options, totaling approximately $803,000, is recorded as unearned compensation. In addition, the Company issued approximately 83,000 shares of restricted stock subject to repurchase rights. The Company has the right to repurchase all or any portion of the unvested shares at the original purchase price, with such right expiring over a 33-month vesting period. The value of these restricted shares of approximately $4.1 million is recorded as unearned compensation. All unearned compensation recorded as part of this transaction will be amortized over the vesting period using an accelerated method.

     The Company's allocation of the aggregate purchase price is based on management's preliminary analysis and estimates of the fair values of the tangible assets, intangible assets and in-process research and development, which has not reached technological feasibility and therefore, has no alternative future use. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. The acquired workforce and trade name will be amortized over an estimated useful life of two years, and the current technology, patents and goodwill will be amortized over an estimated useful life of three years. In-process research and development will be charged to the statement of operations in the period the acquisition is consummated. The allocation is summarized below (in thousands):

         Net (liabilities) acquired                           $(600)
         Current technology                                  10,767
         In-process research and development                  8,409
         Acquired workforce and trade name                      573
         Patents                                              1,275
         Goodwill                                            11,982
                                                            -------
              Total                                         $32,406
                                                            =======

NOTE 3 - UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE:

     The net loss per share and shares used in computing the net loss per share for the year ended December 31, 1999 are based upon the Company's historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued January 1, 1999. Common stock issuable upon the exercise of stock options, warrants and unvested restricted stock has been excluded, as the effect would be anti-dilutive for all periods presented.

NOTE 4 - PURCHASE ADJUSTMENTS:

     The following adjustments were applied to the combined financial statements:

     (A) To reflect the issuance of shares in the acquisition and to record estimated transaction costs and other assets and liabilities at their fair values.

     (B) To reflect the elimination of the stockholders' equity accounts of DVDO.

     (C) To record stock compensation associated with shares issued subject to repurchase rights and the intrinsic value of unvested stock options. Unearned compensation is amortized on an accelerated basis over the vesting period of 33 months.

     (D) To record amortization of goodwill and other intangibles. Goodwill and other intangibles are amortized on a straight-line basis over two to three years.

     (E) The Company will record an immediate write-off of in-process research and development at the consummation of the acquisition. The unaudited pro forma condensed statements of operations do not include the charge for in-process research and development of approximately $8.4 million since it is considered a non-recurring charge. The amount will be expensed in the three months ended September 30, 2000.

         (c)      Exhibits:

                  Exhibit 2.01 Amended and Restated Agreement and Plan of Reorganization, dated as of May 19, 2000, by and among the Registration, Video Acquisition Corp., and DVDO, Inc. and Laurence A. Thompson, Dale R. Adams, Cheng Hwee Chee, and David Buuck (incorporated by reference to Exhibit 2.01 of the Form 10-K/A filed by Registrant on May 19, 2000).

                  Exhibit 2.02 First Amendment to the Amended and Restated Agreement and Plan of Reorganization, dated as of May 31, 2000, by and among the Registration, Video Acquisition Corp., and DVDO, Inc. and Laurence A. Thompson, Dale R. Adams, Cheng Hwee Chee, and David Buuck.

                  Exhibit 23.01 Consent of Independent Accountants.

                  Exhibit 99.1 Press release announcing the execution of the Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SILICON IMAGE, INC.


                                         By:   /s/ Daniel K. Atler
                                             ---------------------------------
                                         DANIEL K. ATLER
                                         Chief Financial Officer and Secretary
Dated:   July 20, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                               DATED JULY 6, 2000